Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc. Cynthia Clayton Vice President, Investor Relations and Corporate Communications 617-551-8207 Amanda Sellers (Media) Spectrum 202-955-6222 x2597

Alnylam Announces Closing of Previously Announced Acquisition of

Merck’s Sirna Therapeutics Subsidiary

Cambridge, Mass., March 6, 2014 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today that the previously announced acquisition of Merck’s wholly owned subsidiary Sirna Therapeutics, Inc. (“Sirna Therapeutics” or “Sirna”) has closed, following the expiration of the Hart-Scott-Rodino waiting period. On January 10, 2014, Alnylam entered into a stock purchase agreement with Merck pursuant to which Alnylam agreed to purchase from Merck all of Merck’s rights, title, and interest in and to all of the outstanding shares of common stock of Sirna Therapeutics. In consideration for the Sirna common stock, Alnylam paid Merck $25.0 million in cash. In addition, Alnylam agreed to issue to Merck 2,520,044 shares of Alnylam common stock, having a value of $150.0 million as calculated under the terms of the stock purchase agreement on the date of execution, and representing an approximately 3% ownership position in Alnylam’s outstanding common stock. Alnylam issued 85% of the shares at the closing and will issue the remainder of shares upon the completion of certain technology transfer activities pursuant to the terms of the stock purchase agreement.

“At the beginning of this year, we announced two transformative business developments: namely, a multi-product, geographic alliance with Genzyme on Alnylam’s ‘5x15’ and future genetic medicine pipeline, and an acquisition of Merck’s Sirna Therapeutics subsidiary. These new transactions were aimed at continuing and extending our value creation efforts, and we are very pleased to have now completed the closing of both of these agreements,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “Specifically, we believe our alliance with Genzyme is a game changer in our efforts to bring RNAi therapeutics to patients with rare diseases as potential high impact genetic medicines. This alliance crystallizes our product strategy where Alnylam will lead development and commercialization of our genetic medicine pipeline in North America and Europe, while Genzyme becomes our partner in the rest of world. Further, we believe our acquisition of Merck’s RNAi assets and Sirna subsidiary supports Alnylam’s continued leadership on RNAi intellectual property and delivery, including with GalNAc conjugate technology. Taken together, we believe that the completion of these transactions positions Alnylam with a solid foundation for continued growth and progress as we advance RNAi therapeutics to patients.”

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics as genetic medicines, including programs as part of the company’s “Alnylam 5x15TM” product strategy. Alnylam’s genetic medicine programs are RNAi therapeutics directed toward genetically defined targets for the treatment of serious, life-threatening diseases with limited treatment options for patients and their caregivers. These include: patisiran (ALN-TTR02), an intravenously delivered RNAi therapeutic targeting transthyretin (TTR) for the treatment of TTR-mediated amyloidosis (ATTR) in patients with familial amyloidotic polyneuropathy (FAP); ALN-TTRsc, a subcutaneously delivered RNAi therapeutic targeting TTR for the treatment of ATTR in patients with TTR cardiac amyloidosis, including familial amyloidotic cardiomyopathy (FAC) and senile systemic amyloidosis (SSA); ALN-AT3, an RNAi therapeutic targeting antithrombin (AT) for the treatment of hemophilia and rare bleeding disorders (RBD); ALN-CC5, an RNAi therapeutic targeting complement component C5 for the treatment of complement-mediated diseases; ALN-AS1, an RNAi therapeutic targeting aminolevulinate synthase-1 (ALAS-1) for the treatment of hepatic porphyrias including acute intermittent porphyria (AIP); ALN-PCS, an RNAi therapeutic targeting PCSK9 for the treatment of hypercholesterolemia; ALN-AAT, an RNAi therapeutic targeting alpha-1-antitrypsin (AAT) for the treatment of AAT deficiency liver disease; ALN-TMP, an RNAi therapeutic targeting TMPRSS6 for the treatment of beta-thalassemia and iron-overload disorders; ALN-ANG, an RNAi therapeutic targeting angiopoietin-like 3 (ANGPTL3) for the treatment of genetic forms of mixed hyperlipidemia and severe hypertriglyceridemia; and other programs yet to be disclosed. As part of its “Alnylam 5x15” strategy, as updated in early 2014, the company expects to have six to seven genetic medicine product candidates in clinical development – including at least two programs in Phase 3 and five to six programs with human proof of concept – by the end of 2015. The company’s demonstrated commitment to RNAi therapeutics has enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, Cubist, GlaxoSmithKline, Ascletis, Monsanto, The Medicines Company, and Genzyme, a Sanofi company. In January 2014, Alnylam agreed to acquire Sirna Therapeutics, a wholly owned subsidiary of Merck. In addition, Alnylam holds an equity position in Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 200 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, Cell, the New England Journal of Medicine, and The Lancet. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including without limitation Alnylam’s views with respect to the potential value of the assets being acquired from Merck and its ability to further its efforts to build a new class of medicines, the impact of the Genzyme alliance on Alnylam’s efforts to bring RNAi therapeutics to patients with rare diseases as potential breakthrough genetic medicines, and the potential for RNAi therapeutics, including the programs in its “Alnylam 5x15” pipeline, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Alnylam’s ability to manage operating expenses, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation to update any forward-looking statements.